UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 23, 2022

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33497	71-0869350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3675 Market Street, Philadelphia, PA 19104

(Address of Principal Executive Offices, and Zip Code)

215-921-7600

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par Value $0.01	FOLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As previously announced, on September 29, 2021, Amicus Therapeutics, Inc., a Delaware corporation (the “Company”), ARYA Sciences Acquisition Corp IV, a Cayman Islands exempted company (“ARYA”), Amicus GT Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Amicus GT”), and Caritas Therapeutics, LLC, a Delaware limited liability company and wholly-owned subsidiary of Amicus GT (“Caritas”), entered into a Business Combination Agreement (as amended, supplemented or otherwise modified, the “Business Combination Agreement”), pursuant to which, among other things and subject to the terms and conditions contained therein, the Company would undertake a restructuring and transfer certain entities and assets to Caritas, ARYA would domesticate as a Delaware corporation and change its name to Caritas Therapeutics, Inc. (“New Caritas”), and other transactions would occur, resulting in substantially all of the assets and business of New Caritas being held by Caritas and operating through Caritas and the subsidiaries of Caritas, and New Caritas being a publicly listed holding company that would hold equity interests in Caritas.

Item 1.01 – Entry into a Material Definitive Agreement.

The disclosure set forth below under Items 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 1.02 – Termination of a Material Definitive Agreement.

On February 23, 2022, the Company and ARYA entered into a Termination Agreement (the “Termination Agreement”) pursuant to which the parties mutually agreed to terminate the Business Combination Agreement due to unfavorable market conditions, effective immediately.

As a result of the termination of the Business Combination Agreement, the Business Combination Agreement is of no further force and effect, with the exception of (a) Section 6.5(a) (Confidentiality; Access to Information), Section 9.2, Article XI (Miscellaneous) and Article I (Definitions) (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Company and ARYA in accordance with their terms and (b) the Mutual Confidentiality Agreement, dated as of July 19, 2021, by and between the Company and ARYA, which shall survive such termination and remain a valid and binding obligation of the parties thereto in accordance with its terms. The Termination Agreement also included a mutual release, pursuant to which the Company and ARYA each released the other from any claims and liabilities under the Business Combination Agreement. Neither party will be required to pay the other a termination fee as a result of the mutual decision to enter into the Termination Agreement.

The termination of the Business Combination Agreement also terminates that certain Sponsor Letter Agreement, dated September 29, 2021, by and among (i) ARYA, (ii) ARYA Sciences Holdings IV (“ARYA Sponsor”), (iii) each other holder of Class B ordinary shares of ARYA (the “Other Class B Shareholders” and with ARYA Sponsor, the “Class B Shareholders”), (iv) each of Joseph Edelman, Adam Stone, Michael Altman and Konstantin Poukalov (with the Class B Shareholders, the “Insiders”) and (v) Amicus GT (the “Sponsor Letter Agreement”), which was executed concurrently with the Business Combination Agreement, with the exception of Section 6(i) and Section 6(iii) (Termination), which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their terms.

The termination of the Business Combination Agreement also makes void and terminates that certain Investor Rights Agreement, dated September 29, 2021, by and among ARYA, Caritas, Perceptive Life Sciences Master Fund, Ltd., ARYA Sponsor, Amicus GT and the other parties thereto (the “Investor Rights Agreement”), which was executed concurrently with the Business Combination Agreement.

The foregoing descriptions of the Termination Agreement, the Sponsor Letter Agreement and the Investor Rights Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of, respectively, the Termination Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein, the Sponsor Letter Agreement, a copy of which was previously filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K on September 29, 2021, and the Investor Rights Agreement, a copy of which was previously filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K on September 29, 2021.

Item 2.02 – Results of Operations and Financial Condition.

On February 24, 2022, the Company issued a press release announcing its financial results for the fiscal year ended December 31, 2021. A copy of this press release is attached hereto as Exhibit 99.1. The Company will host a conference call and webcast on February 24, 2022 to discuss its full year results of operations. A copy of the conference call presentation materials is attached hereto as Exhibit 99.2. Both Exhibit 99.1 and Exhibit 99.2 are incorporated herein by reference.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

John F. Crowley

John F. Crowley, who has served as a Director, Chairman and Chief Executive Officer of the Company since February 2010 and Chief Executive Officer since January 2005 (except for a period from April 2011 through August 2011 during which time he served as Executive Chairman), will remain CEO of the Company until August 1, 2022 (the “Effective Date”), at which time Mr. Crowley will transition to the role of Executive Chair of the Board of Directors (the “Board”), and Bradley L. Campbell will succeed Mr. Crowley as CEO.

In connection with Mr. Crowley’s Executive Chair appointment, on February 23, 2022, Mr. Crowley entered into a new employment agreement with the Company (the “Executive Chair Agreement”). The Executive Chair Agreement will become effective on the Effective Date. Prior to the Effective Date, Mr. Crowley’s existing Employment Agreement, dated April 23, 2014, as amended, will remain in effect. Under the terms of the Executive Chair Agreement, Mr. Crowley will continue as an employee of the Company until July 31, 2024 and, subject to the termination provisions below, be entitled to (i) an annual base salary of $500,000 in the first year, beginning as of the Effective Date, followed by a reduction in annual base salary to $300,000 in the second year; (ii) receive his 2022 annual cash bonus, with a target opportunity of 65% of base salary (pro-rated to reflect the two levels of base salary in effect for the 2022 year), with the actual amount determined by the compensation committee of the Board; Mr. Crowley will not be eligible for any further annual cash bonuses during the term of the Executive Chair Agreement; (iii) receive annual equity awards in 2023 and 2024 from the Company which have an aggregate grant date fair value of $5.5 million and $4.2 million, respectively, and consist of 50% restricted stock units and 50% stock options; each of these awards will vest on the first anniversary of the grant date; and (iv) continue on Company health plans and continue to receive the current $800,000 yearly medical benefit (the “Medical Benefit”) for the care of his children. At the conclusion of Mr. Crowley’s service pursuant to the Executive Chair Agreement, all outstanding equity held by Mr. Crowley that is not then vested shall vest in full.

The Executive Chair Agreement provides that if Mr. Crowley’s employment is terminated for any reason, Mr. Crowley will be entitled to (1) all accrued but unpaid base salary, (2) unreimbursed expenses and (3) other accrued but unpaid obligations under the Company’s employee plans ((1)-(3), collectively, “Chair Accrued Amounts”). If Mr. Crowley’s employment is terminated by the Company without Cause (as defined in the Executive Chair Agreement) and not within 12 months after a “Change in Control Event” (as defined in the Executive Chair Agreement), Mr. Crowley will be entitled to (1) the Chair Accrued Amounts, (2) payment of an amount equal to his base salary and Medical Benefit remaining to be paid under the Executive Chair Agreement for the remainder of the term at the time of termination (generally payable within 60 days following termination), (3) immediately prior to the date of termination, the accelerated vesting of any of the following held by Mr. Crowley (i) stock options; (ii) restricted stock units; or (iii) performance restricted stock units, determined at the applicable performance targets or such greater amounts as determined in the Board’s sole discretion ((2)-(3) collectively the “Chair Severance Benefits”), (4) delivery of any equity grants remaining to be made under the Executive Chair Agreement, which shall be fully vested at the time of grant, or in the Board’s discretion a payment in cash equal to the grant date value of any such ungranted equity award (generally payable on the Company’s next regular payday following 60 days from the date of termination), (5) to the extent Mr. Crowley is enrolled in Company benefits plan at the time of termination, the continuation of participation in such benefits plans for Mr. Crowley and his dependents through the term of the Executive Chair Agreement and 12 additional months thereafter ((5), the “Chair Healthcare Benefits”). If Mr. Crowley’s employment is terminated by the Company without Cause or by Mr. Crowley for Good Reason (as defined in the agreement), in each case within 12 months of a Change in Control Event (as defined in the agreement), Mr. Crowley will be entitled to (1) the Chair Accrued Amounts, (2) Chair Severance Benefits, (3) delivery of the cash equivalent of the grant date value of any equity grants remaining to be made under the Executive Chair Agreement at the time of termination (generally payable on the Company’s next regular payday following 60 days from the date of termination), and (4) the Chair Healthcare Benefits.

The foregoing description of the Executive Chair Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Executive Chair Agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Bradley L. Campbell

Effective August 1, 2022, Bradley L. Campbell, who has served as a member of the Company’s Board since June 2018 and as President and Chief Operating Officer since January 2015, and Chief Operating Officer since December 2013, will be named Chief Executive Officer of the Company pursuant to a new employment agreement he will enter into with the Company (the “CEO Employment Agreement”). The CEO Employment Agreement will supersede and replace Mr. Campbell’s prior employment agreement with the Company. The Company expects that the terms of the CEO Employment Agreement will be materially consistent with those disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 29, 2021. Such terms are reproduced below.

Under the terms of the CEO Employment Agreement, Mr. Campbell will be (i) entitled to an initial annual base salary of $625,000; and (ii) eligible to receive an annual cash bonus, with a target opportunity of 100% of base salary, with the actual amount determined by the compensation committee of the Board.

The CEO Employment Agreement provides that if Mr. Campbell’s employment is terminated for any reason, Mr. Campbell will be entitled to (1) all accrued but unpaid base salary, (2) unreimbursed expenses and (3) other accrued obligations under the Company’s employee plans ((1)-(3), collectively, “CEO Accrued Amounts”). If Mr. Campbell’s employment is terminated by the Company without Cause (as defined in the CEO Employment Agreement) and not within 12 months after a “Change in Control Event” (as defined in the CEO Employment Agreement), Mr. Campbell will be entitled to (1) the CEO Accrued Amounts, (2) payment of an amount equal to his then current base salary (generally payable over 18 months following termination), (3) payment of a bonus equal to 150% of the target bonus for the calendar year in which such termination occurs pro-rated for the number of days actually worked in the year of termination (generally payable within 75 days following termination), (4) the accelerated vesting of any Company stock options and restricted Company stock units held by Mr. Campbell that were scheduled to vest within 12 months following such termination and (5) the continuation of employee benefits plans for a period of 18 months after the date of termination ((2)-(5), collectively, the “CEO Severance Benefits”). Under the terms of the CEO Employment Agreement, if Mr. Campbell’s employment is terminated by the Company without Cause or by Mr. Campbell for Good Reason (as defined in the agreement) within 12 months of a Change in Control Event (as defined in the agreement), Mr. Campbell will be entitled to (1) the CEO Accrued Amounts and (2) payment of an amount equal to 2 times his then current base salary (generally payable over 24 months following termination), (3) a lump sum payment of an amount equal to 200% of the target bonus for the calendar year in which such termination occurs (generally payable within 75 days following termination), (4) the accelerated vesting of any Amicus stock options and restricted stock grants held by Mr. Campbell; and (5) the continuation of employee benefits plans for a period of 24 months after the date of termination ((2)-(5), collectively, the “CEO Change in Control Severance Benefits”). The payment of CEO Severance Benefits or CEO Change in Control Severance Benefits are contingent on Mr. Campbell signing and not revoking a release of claims in favor of the Company.

Mr. Campbell will also receive a one-time promotion grant of Company equity valued at $2 million, comprised of 50% Company stock options and 50% restricted stock units, which will vest (subject to continued employment) in accordance with the terms and conditions of the applicable Company equity plans.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. Any or all of the forward-looking statements in this press release may turn out to be wrong and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. All forward-looking statements are subject to risks detailed in our Annual Report on Form 10-K for the year ended December 31, 2020 and the Quarterly Report filed on Form 10-Q for the quarter ended September 30, 2021. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and we undertake no obligation to revise or update this news release to reflect events or circumstances after the date hereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Termination Agreement, dated as of February 23, 2022, by and between ARYA and the Company
10.2	Employment Agreement, dated February 23, 2022, by and between the Company and John F. Crowley
99.1	Press Release, dated February 24, 2022
99.2	February 24, 2022 Conference Call Presentation Materials
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature Page

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: February 24, 2022	By:	/s/ Ellen S. Rosenberg
Name: Ellen S. Rosenberg
Title: Chief Legal Officer and Corporate Secretary